EXHIBIT 99.1

At the Company
Kim Hillyer	Jeff Goeser
Director, Communications	Director, Investor Relations and Finance
(402) 574-6523	(402) 597-8464
kim.hillyer@tdameritrade.com	jeffrey.goeser@tdameritrade.com

TD Ameritrade Delivers 5th Consecutive Year of Double-Digit

Net New Client Asset Growth Rate

Record Net New Client Assets of $50B, 10% Annualized Growth Rate

Diluted Earnings per Share of $1.22, up 15% Year-Over-Year

Quarterly Dividend increased to $0.12/share, up 33% Year-Over-Year

Special Dividend Declared of $0.50/share

OMAHA, Neb., October 29, 2013 – TD Ameritrade Holding Corporation (NYSE: AMTD) has released results for fiscal 2013. The Company gathered approximately $50 billion of net new client assets, maintaining its industry-leading, double-digit net new client asset growth rate for the 5th consecutive year.

The Company’s results for the fiscal year ended Sept. 30, 2013 include the following: (1)

•	Net income of $675 million, or $1.22 per diluted share

•	Record net new client assets of approximately $50 billion, an annualized growth rate of 10 percent

•	Average client trades per day of approximately 374,000, an activity rate of 6.3 percent

•	Record net revenues of $2.76 billion, 55 percent of which were asset-based

•	Investment product fee revenue of $250 million, up 28 percent year-over-year

•	Pre-tax income of $1.09 billion, or 39 percent of net revenues

•	EBITDA(2) of $1.29 billion, or 47 percent of net revenues

•	Record interest rate sensitive assets(3) of $96 billion, up 16 percent year-over-year

•	Record client assets of approximately $556 billion, up 18 percent year-over-year

“TD Ameritrade had another strong year, as we maintained our industry-leading, double-digit growth in asset gathering,” said Fred Tomczyk, president and chief executive officer. “In 2013 we delivered record net new client assets and interest rate sensitive assets and continued to build on our leadership in trading. Each of these accomplishments contributed to the highest net revenues we’ve earned in our history. As we go forward, we’ll remain focused on growth and investing in the future. Our strategy is working, and our momentum is strong going into 2014.”

“TD Ameritrade has once again shown that we can keep expenses in check, invest in the business, and grow. We have held expenses at the same level in each of the last three years, and yet we’ve continued to invest in the business and deliver record growth,” said Bill Gerber, executive vice president and chief financial officer. “In 2013 we effectively returned 107 percent of earnings via cash dividends and debt repayments, and when you combine dividends and stock appreciation over the last year, our shareholders have received a total return of more than 75 percent. Moving forward we intend to continue building our long-term earnings power and return capital to further enhance shareholder value.”

Fourth Quarter 2013 Results

In addition, the Company has released its results for the quarter ended Sept. 30, 2013, which include the following: (1)

•	Net income of $200 million, or $0.36 per diluted share

•	Net new client assets of approximately $10 billion, an annualized growth rate of 8 percent

•	Average client trades per day of approximately 382,000, an activity rate of 6.4 percent

•	Net revenues of $709 million, 55 percent of which were asset-based

•	Investment product fee revenue of $67 million, up 29 percent year-over-year

•	Pre-tax income of $322 million, or 45 percent of net revenues

•	EBITDA(2) of $374 million, or 53 percent of net revenues

Capital Deployment

The Company has declared a $0.12 per share quarterly cash dividend, an increase of 33 percent year-over-year, payable on Nov. 19, 2013 to all holders of record of common stock as of Nov. 7, 2013.

The Company has also declared a special cash dividend of $0.50 per share, which will be its second in a 12 month period, payable on Dec. 17, 2013 to all holders of record of common stock as of Dec. 3, 2013.

“Our unique business model enables us to deliver strong free cash flow,” Tomczyk continued. “We initiated our quarterly dividend in fiscal 2011 and have increased it each year since then, including a 33 percent increase for 2014. In addition, we are paying a special dividend of $0.50 per share for the second time in a 12-month period. We expect to continue generating significant free cash flow, which we will either invest in growth or return to our shareholders.”

Fiscal 2014 Outlook

The Company has also released an updated Outlook Statement which reflects expected earnings of $1.20 to $1.40 per diluted share for its 2014 fiscal year.

More information on the fiscal 2014 forecast is available through the Company’s Outlook Statement, located in the “Investor Relations” section of its web site, www.amtd.com.

Company Hosts Conference Call

TD Ameritrade will host its September Quarter conference call this morning, October 29, 2013, at 8:30 a.m. EDT (7:30 a.m. CDT). Participants may listen to the conference call by dialing 866-250-8117. The Company will webcast the conference call through www.amtd.com, via the “Presentations & Events” page of the web site. A replay of the phone call will be available by dialing 877-344-7529 and entering the Conference ID 10035122 beginning at 11:30 a.m. EDT (10:30 a.m. CDT) on Oct. 29, 2013. The replay will be available until 9:00 a.m. EDT (8:00 a.m. CDT) on Nov. 5, 2013. A transcript of the call will be available on the Company’s corporate web site, www.amtd.com, via either the “Investor Relations” page or the “Presentations & Events” page beginning Wednesday, Oct. 30, 2013.

Interested parties can visit or subscribe to newsfeeds at www.amtd.com for the most up-to-date corporate financial information, presentation announcements, transcripts and archives. The company also communicates this information via Twitter, @TDAmeritradePR. Web site links, corporate titles and telephone numbers provided in this release, although correct when published, may change in the future.

About TD Ameritrade Holding Corporation

Millions of investors and independent registered investment advisors (RIAs) have turned to TD Ameritrade’s (NYSE: AMTD) technology, people and education to help make investing and trading easier to understand and do. Online or over the phone. In a branch or with an independent RIA. First-timer or sophisticated trader. Our clients want to take control, and we help them decide how – bringing Wall Street to Main Street for nearly 38 years. An official sponsor of the 2014 and 2016 U.S. Olympic and Paralympic Teams, TD Ameritrade has time and again been recognized as a leader in investment services. Please visit TD Ameritrade’s newsroom or www.amtd.com, or follow @TDAmeritradePR for more information.

Safe Harbor

This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts or stock price, as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to: general economic and political conditions and other securities industry risks, fluctuations in interest rates, stock market fluctuations and changes in client trading activity, credit risk with clients and counterparties, increased competition, systems failures, delays and capacity constraints, network security risks, liquidity risks, new laws and regulations affecting our business, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report, as amended, on Form 10-K/A, filed with the SEC on Feb. 4, 2013 and our latest Quarterly Report on Form 10-Q filed thereafter. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

[1]	Please see the Glossary of Terms, located in “Investor Relations” section of www.amtd.com for more information on how these metrics are calculated.

[2]	See attached reconciliation of non-GAAP financial measures.

[3]	Interest rate-sensitive assets consist of spread-based assets and money market mutual funds. Ending balances as of September 30, 2013.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org) /NFA (www.nfa.futures.org).

TD AMERITRADE HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

In millions, except per share amounts

(Unaudited)

	Quarter Ended			Fiscal Year Ended
	Sept. 30, 2013	June 30, 2013	Sept. 30, 2012	Sept. 30, 2013	Sept. 30, 2012
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$306	$321	$256	$1,171	$1,087

Asset-based revenues:
Interest revenue	120	122	117	476	456
Brokerage interest expense	(1)	(2)	(1)	(7)	(6)

Net interest revenue	119	120	116	469	450

Insured deposit account fees	201	199	207	804	828
Investment product fees	67	65	52	250	196

Total asset-based revenues	387	384	375	1,523	1,474

Other revenues	16	20	16	70	80

Net revenues	709	725	647	2,764	2,641

Operating expenses:
Employee compensation and benefits	170	176	167	692	690
Clearing and execution costs	29	30	23	109	89
Communications	27	28	28	113	111
Occupancy and equipment costs	40	42	38	160	150
Depreciation and amortization	23	22	19	86	72
Amortization of acquired intangible assets	23	23	23	91	92
Professional services	41	36	39	145	168
Advertising	55	56	58	239	248
Other	22	14	20	73	87

Total operating expenses	430	427	415	1,708	1,707

Operating income	279	298	232	1,056	934

Other expense (income):
Interest on borrowings	6	6	7	25	28
Gain on investments, net	(49)	(6)	—	(57)	—

Total other expense (income)	(43)	—	7	(32)	28

Pre-tax income	322	298	225	1,088	906
Provision for income taxes	122	114	82	413	320

Net income	$200	$184	$143	$675	$586

Earnings per share—basic	$0.36	$0.33	$0.26	$1.23	$1.07
Earnings per share—diluted	$0.36	$0.33	$0.26	$1.22	$1.06

Weighted average shares outstanding—basic	550	550	546	549	548
Weighted average shares outstanding—diluted	555	554	551	554	554

Dividends declared per share	$0.09	$0.09	$0.06	$0.86	$0.24

TD AMERITRADE HOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

In millions

(Unaudited)

	Sept. 30, 2013	Sept. 30, 2012
Assets:
Cash and cash equivalents	$1,062	$915
Short-term investments	4	154
Segregated cash and investments	5,894	4,030
Broker/dealer receivables	1,348	1,110
Client receivables, net	8,984	8,647
Goodwill and intangible assets	3,308	3,399
Other	1,236	1,258

Total assets	$21,836	$19,513

Liabilities and stockholders’ equity:
Liabilities:
Broker/dealer payables	$1,973	$1,992
Client payables	13,183	10,728
Long-term debt	1,052	1,345
Other	952	1,023

Total liabilities	17,160	15,088

Stockholders’ equity	4,676	4,425

Total liabilities and stockholders’ equity	$21,836	$19,513

TD AMERITRADE HOLDING CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Quarter Ended			Fiscal Year Ended
	Sept. 30, 2013	June 30, 2013	Sept. 30, 2012	Sept. 30, 2013	Sept. 30, 2012
Key Metrics:
Net new assets (in billions)	$10.1	$10.8	$10.1	$49.5	$40.8
Net new asset growth rate (annualized)	8%	8%	9%	10%	11%
Average client trades per day	381,657	399,216	328,280	373,630	359,631
Profitability Metrics:
Operating margin	39.4%	41.1%	35.9%	38.2%	35.4%
Pre-tax margin	45.4%	41.1%	34.8%	39.4%	34.3%
Return on average stockholders’ equity (annualized)	17.3%	16.4%	13.1%	15.1%	13.8%
EBITDA(1) as a percentage of net revenues	52.8%	48.1%	42.3%	46.7%	41.6%
Liquidity Metrics:
Interest on borrowings (in millions)	$6	$6	$7	$25	$28
Interest coverage ratio (EBITDA(1)/interest on borrowings)	62.3	58.2	39.1	51.6	39.2
Liquid assets—management target(1) (in billions)	$0.9	$0.7	$1.1	$0.9	$1.1
Cash and cash equivalents (in billions)	$1.1	$1.0	$0.9	$1.1	$0.9
Transaction-Based Revenue Metrics:
Total trades (in millions)	24.2	25.5	20.5	92.8	89.9
Average commissions and transaction fees per trade(2)	$12.61	$12.57	$12.47	$12.61	$12.09
Average client trades per funded account (annualized)	15.9	16.8	14.3	15.8	15.8
Activity rate—funded accounts	6.4%	6.7%	5.7%	6.3%	6.3%
Trading days	63.5	64.0	62.5	248.5	250.0
Spread-Based Asset Metrics:
Average interest-earning assets (in billions)	$16.8	$16.1	$14.8	$15.8	$14.9
Average insured deposit account balances (in billions)	72.0	68.6	61.4	68.0	59.4

Average spread-based balance (in billions)	$88.8	$84.7	$76.2	$83.8	$74.3

Net interest revenue (in millions)	$119	$120	$116	$469	$450
Insured deposit account fee revenue (in millions)	201	199	207	804	828

Spread-based revenue (in millions)	$320	$319	$323	$1,273	$1,278

Avg. annualized yield—interest-earning assets	2.77%	2.95%	3.06%	2.92%	2.97%
Avg. annualized yield—insured deposit account fees	1.09%	1.15%	1.32%	1.17%	1.37%
Net interest margin (NIM)	1.41%	1.49%	1.66%	1.50%	1.69%

Interest days	92	91	92	365	366
Fee-Based Investment Metrics:
Money market mutual fund fees:
Average balance (in billions)	$5.3	$5.1	$4.9	$5.1	$5.1
Average annualized yield	0.00%	0.00%	0.05%	0.02%	0.07%

Fee revenue (in millions)	$0	$0	$1	$1	$3

Market fee-based investment balances:
Average balance (in billions)	$117.0	$113.0	$88.7	$107.7	$81.0
Average annualized yield	0.22%	0.23%	0.23%	0.23%	0.23%

Fee revenue (in millions)	$67	$65	$51	$249	$193

Average fee-based investment balances (in billions)	$122.3	$118.1	$93.6	$112.8	$86.1
Average annualized yield	0.21%	0.22%	0.22%	0.22%	0.22%

Investment product fee revenue (in millions)	$67	$65	$52	$250	$196

Client Account and Client Asset Metrics:
Funded accounts (beginning of period)	5,943,000	5,880,000	5,736,000	5,764,000	5,617,000
Funded accounts (end of period)	5,993,000	5,943,000	5,764,000	5,993,000	5,764,000
Percentage change during period	1%	1%	0%	4%	3%

Client assets (beginning of period, in billions)	$523.5	$516.8	$445.0	$472.3	$378.7
Client assets (end of period, in billions)	$555.9	$523.5	$472.3	$555.9	$472.3
Percentage change during period	6%	1%	6%	18%	25%

(1)	See attached reconciliation of non-GAAP financial measures.
(2)	Average commissions and transaction fees per trade excludes TD Waterhouse UK business.

NOTE: See Glossary of Terms on the Company’s web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Quarter Ended			Fiscal Year Ended
	Sept. 30, 2013	June 30, 2013	Sept. 30, 2012	Sept. 30, 2013	Sept. 30, 2012
Net Interest Revenue:
Segregated cash:
Average balance (in billions)	$5.5	$4.7	$3.7	$4.6	$4.4
Average annualized yield	0.09%	0.11%	0.14%	0.12%	0.08%

Interest revenue (in millions)	$1	$1	$1	$6	$4

Client margin balances:
Average balance (in billions)	$8.5	$8.6	$8.4	$8.6	$8.2
Average annualized yield	3.95%	3.91%	4.04%	3.97%	4.13%

Interest revenue (in millions)	$86	$85	$87	$345	$345

Securities borrowing/lending
Average securities borrowing balance (in billions)	$1.1	$1.2	$1.0	$1.0	$0.8
Average securities lending balance (in billions)	$2.2	$2.3	$2.0	$2.1	$2.0

Interest revenue (in millions)	$32	$35	$29	$124	$106
Interest expense (in millions)	(1)	(1)	(1)	(6)	(5)

Net interest revenue—securities borrowing/lending (in millions)	$31	$34	$28	$118	$101

Other cash and interest-earning investments:
Average balance (in billions)	$1.7	$1.6	$1.7	$1.6	$1.5
Average annualized yield	0.09%	0.11%	0.07%	0.08%	0.09%

Interest revenue—net (in millions)	$1	$0	$0	$1	$1

Client credit balances:
Average balance (in billions)	$10.1	$9.4	$8.7	$9.5	$9.2
Average annualized cost	0.01%	0.01%	0.01%	0.01%	0.01%

Interest expense (in millions)	($0)	($0)	($0)	($1)	($1)

Average interest-earning assets (in billions)	$16.8	$16.1	$14.8	$15.8	$14.9
Average annualized yield	2.77%	2.95%	3.06%	2.92%	2.97%

Net interest revenue (in millions)	$119	$120	$116	$469	$450

NOTE: See Glossary of Terms on the Company’s web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Dollars in millions

(Unaudited)

	Quarter Ended						Fiscal Year Ended
	Sept. 30, 2013		June 30, 2013		Sept. 30, 2012		Sept. 30, 2013		Sept. 30, 2012
	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.
EBITDA (1)
EBITDA	$374	52.8%	$349	48.1%	$274	42.3%	$1,290	46.7%	$1,098	41.6%
Less:
Depreciation and amortization	(23)	(3.2%)	(22)	(3.0%)	(19)	(2.9%)	(86)	(3.1%)	(72)	(2.7%)
Amortization of acquired intangible assets	(23)	(3.2%)	(23)	(3.2%)	(23)	(3.6%)	(91)	(3.3%)	(92)	(3.5%)
Interest on borrowings	(6)	(0.8%)	(6)	(0.8%)	(7)	(1.1%)	(25)	(0.9%)	(28)	(1.1%)
Provision for income taxes	(122)	(17.2%)	(114)	(15.7%)	(82)	(12.7%)	(413)	(14.9%)	(320)	(12.1%)

Net income	$200	28.2%	$184	25.4%	$143	22.1%	$675	24.4%	$586	22.2%

	As of
	Sept. 30	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2013	2013	2013	2012	2012
Liquid Assets—Management Target (2)
Liquid assets—management target	$874	$728	$706	$774	$1,054
Plus: Broker-dealer cash and cash equivalents	540	555	719	841	406
Trust company cash and cash equivalents	74	39	84	556	95
Investment advisory cash and cash equivalents	19	28	24	15	11
Less: Corporate short-term investments	—	—	—	—	(150)
Excess broker-dealer regulatory net capital	(445)	(387)	(315)	(334)	(501)

Cash and cash equivalents	$1,062	$963	$1,218	$1,852	$915

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.

(1)	EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for covenant purposes under our holding company’s senior revolving credit facility. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.
(2)	Liquid assets—management target is considered a non-GAAP financial measure as defined by SEC Regulation G. We include the excess capital of our broker-dealer subsidiaries in the calculation of liquid assets—management target, rather than simply including broker-dealer cash and cash equivalents, because capital requirements may limit the amount of cash available for dividend from the broker-dealer subsidiaries to the parent company. Excess capital, as defined below, is generally available for dividend from the broker-dealer subsidiaries to the parent company. We consider liquid assets—management target to be an important measure of our liquidity and of our ability to fund corporate investing and financing activities. Liquid assets—management target should be considered a supplemental measure of liquidity, rather than a substitute for cash and cash equivalents.

We define liquid assets—management target as the sum of (a) corporate cash and cash equivalents, (b) corporate short-term investments and (c) regulatory net capital of (i) our clearing broker-dealer subsidiary in excess of 10% of aggregate debit items and (ii) our introducing broker-dealer subsidiaries in excess of a minimum operational target established by management ($50 million in the case of our primary introducing broker-dealer, TD Ameritrade, Inc.). Liquid assets—management target is based on more conservative measures of broker-dealer net capital than regulatory thresholds require because we prefer to maintain significantly more conservative levels of net capital at the broker-dealer subsidiaries. We consider liquid assets—management target to be a measure that reflects our liquidity that would be readily available for corporate investing and financing activities under normal operating circumstances.